UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2013

Q LOTUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52595	14-1961383
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 North Wacker Drive, Suite 4120, Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 379-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On October 29, 2013, Q Lotus Holdings, Inc., or the Company, has entered into the Contract Extension (the “Second Contract Extension”) dated October 29, 2013 with Prospect Silica Enterprises, Inc., or PSEI, a duly organized Oregon corporation, to extend the duration of the Modified Purchase Rights and Completion Agreement dated as of October 15, 2012 and further amended by the contract extension letter (the “First Contract Extension”), dated July 5, 2013, by and among PSEI and the Company, which was due to expire on October 29, 2013.

The foregoing descriptions of the Second Contract Extension, the First Contract Extension and the Modified Purchase Rights and Completion Agreement do not purport to be complete and are qualified in their entirety by reference to the complete texts of (i) the Second Contract Extension filed with this current report, (ii) the First Contract Extension, furnished as Exhibit 99.1 to the Company’s Current Report filed on Form 8-K on August 27, 2013; and (iii) the Modified Purchase Rights and Completion Agreement furnished as Exhibit 10.48 to the Company’s Current Report on Form 8-K filed on November 5, 2012, respectively.

Section 8 Other Events

Item 8.01 Other Events.

On October 30, 2013, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 concerning the Second Contract Extension and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)           Exhibits

The Exhibits furnished in this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Exhibit	Description
10.50	Extension Agreement between the Company and PSEI dated October 29, 2013.

99.1	Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q LOTUS, INC.
Registrant

Date: November 4, 2013	By:	/s/ GARY ROSENBERG
	Name:	Gary Rosenberg
	Title:	Chief Executive Officer